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Exhibit 5.2

October 24, 2011

Kratos Defense & Security Solutions, Inc.
4820 Eastgate Mall
San Diego, CA 92121

Ladies and Gentlemen:

        We have acted as counsel for Kratos Defense & Security Solutions, Inc., a Delaware corporation (the "Company"), in connection with its preparation of a Registration Statement on Form S-4 (the "Registration Statement"), including the prospectus constituting a part thereof (the "Prospectus"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer to exchange (the "Exchange Offer") the Company's 10% Senior Secured Notes due 2017 (the "Exchange Notes") which have been registered under the Securities Act, for an equal principal amount of the Company's outstanding unregistered 10% Senior Secured Notes due 2017 (the "Original Notes"). The Exchange Notes will be guaranteed, jointly and severally (the "Exchange Note Guarantees"), by the Company's subsidiary guarantors listed on Schedule A attached hereto (each, a "Guarantor" and collectively, the "Guarantors"). The Original Notes are governed, and the Exchange Notes will be governed, by the Indenture dated as of May 19, 2010 (as amended or supplemented through the date hereof, the "Indenture"), among the Company, the guarantors party thereto and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee and collateral agent.

        In connection with our opinion, we have examined: (a) the Registration Statement, including the Prospectus; (b) each Guarantor's articles of incorporation, certificate of incorporation, certificate of formation, bylaws, limited liability company agreement, and partnership agreement, as applicable, each as amended to date; (c) the Indenture; (d) the Exchange Notes and the Exchange Note Guarantees; and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

        In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. To the extent that obligations of the Guarantors may be dependent upon such matters, we have relied exclusively upon the opinions of local counsel in Alabama, Arizona, Colorado, Florida, Georgia, Indiana, New Jersey, Ohio, and Texas as to the conclusions that (i) the Guarantors formed in each such jurisdiction are each duly formed, validly existing and in good standing in all relevant jurisdictions, with power and authority to execute, deliver and perform their respective obligations under the Exchange Note Guarantees, and (ii) that the Exchange Note Guarantees have been duly authorized by all appropriate corporate, limited liability or partnership action by each such Guarantor. Also, we have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

        Based upon and subject to the foregoing and the matters set forth herein, assuming that the Indenture has been duly authorized, executed and delivered by, and represents the valid and binding obligation of, the Trustee and the Company, and when the Registration Statement, including any amendments thereto, shall have become effective under the Securities Act and the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

  1.
  The Exchange Note Guarantees, when duly executed and delivered by or on behalf of each of the Guarantors in the form contemplated by the Indenture upon the terms set forth in the

    Exchange Offer, will be valid and binding obligations of the Guarantors enforceable in accordance with their terms; except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other comparable laws affecting the enforcement of creditors' rights generally or the application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        We express no opinion concerning the contents of the Registration Statement or the Prospectus, other than as to the validity of the Exchange Note Guarantees. We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than United States Federal law, the laws of the State of New York, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware, the Corporations Code of the State of California, the Virginia Stock Corporation Act and the Annotated Code of Maryland—Corporations and Associations. The Exchange Notes may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date of this opinion, which laws are subject to change with possible retroactive effect.

        We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,
/s/ Sheppard, Mullin, Richter & Hampton LLP

 SCHEDULE A

Guarantors

  1.
  Ai Metrix, Inc., a Delaware corporation.

  2.
  Airorlite Communications, Inc., a New Jersey corporation.

  3.
  Avtec Systems, Inc., a Virginia corporation.

  4.
  Charleston Marine Containers, Inc., a Delaware corporation.

  5.
  CVG Incorporated, a Virginia corporation.

  6.
  Dallastown Realty I, LLC, a Delaware limited liability company.

  7.
  Dallastown Realty II, LLC, a Delaware limited liability company.

  8.
  Defense Systems, Incorporated, a Virginia corporation.

  9.
  DEI Services Corporation, a Florida corporation.

  10.
  Digital Fusion Solutions, Inc., a Florida corporation.

  11.
  Digital Fusion, Inc., a Delaware corporation.

  12.
  Diversified Security Solutions, Inc., a New York corporation.

  13.
  DTI Associates, Inc., a Virginia corporation.

  14.
  General Microwave Corporation, a New York corporation.

  15.
  General Microwave Israel Corporation, a Delaware corporation.

  16.
  Gichner Holdings, Inc., a Delaware corporation.

  17.
  Gichner Systems Group, Inc., a Delaware corporation.

  18.
  Gichner Systems International, Inc., a Delaware corporation.

  19.
  Haverstick Consulting, Inc., an Indiana corporation.

  20.
  Haverstick Government Solutions, Inc., an Ohio corporation.

  21.
  Henry Bros. Electronics, Inc., a California corporation.

  22.
  Henry Bros. Electronics, Inc., a Colorado corporation.

  23.
  Henry Bros. Electronics, Inc., a Delaware corporation.

  24.
  Henry Bros. Electronics, Inc., a New Jersey corporation.

  25.
  Henry Bros. Electronics, Inc., a Virginia corporation.

  26.
  Henry Bros. Electronics, LLC, an Arizona limited liability company.

  27.
  Herley-RSS, Inc., a Delaware corporation.

  28.
  Herley Industries, Inc. , a Delaware corporation.

  29.
  Herley-CTI, Inc., a Delaware corporation.

  30.
  HGS Holdings, Inc., an Indiana corporation.

  31.
  Integral Systems, Inc., a Maryland corporation.

  32.
  IRIS Acquisition Sub LLC, a Delaware limited liability company.

  33.
  JMA Associates, Inc., a Delaware corporation.

  34.
  Kratos Defense Engineering Solutions, Inc., a Delaware corporation.

  35.
  Kratos Integral Systems International, Inc., a California corporation.

  36.
  Kratos Mid-Atlantic, Inc., a Delaware corporation.

  37.
  Kratos Public Safety & Security Solutions, Inc., a Delaware corporation.

  38.
  Kratos Southeast, Inc., a Georgia corporation.

  39.
  Kratos Southwest L.P., a Texas limited partnership.

  40.
  Kratos Technology & Training Solutions, Inc., a California corporation.

  41.
  Kratos Texas, Inc., a Texas corporation.

  42.
  Lumistar, Inc., a Maryland corporation.

  43.
  LVDM, Inc., a Nevada corporation.

  44.
  Madison Research Corporation, an Alabama corporation.

  45.
  Micro Systems, Inc., a Florida corporation.

  46.
  MSI Acquisition Corp., a Delaware corporation.

  47.
  National Safe of California, Inc., a California corporation.

  48.
  Newpoint Technologies, Inc., a Nevada corporation.

  49.
  Polexis, Inc., a California corporation.

  50.
  Real Time Logic, Inc., a Colorado corporation.

  51.
  Reality Based IT Services, LTD., a Maryland corporation.

  52.
  Rocket Support Services, LLC, an Indiana limited liability company.

  53.
  SAT Corporation, a California corporation.

  54.
  SCT Acquisition, LLC, a Delaware limited liability company.

  55.
  SCT Real Estate, LLC , a Delaware limited liability company.

  56.
  Shadow I, Inc. , a California corporation.

  57.
  Shadow II, Inc., a California corporation.

  58.
  Stapor Research, Inc., a Virginia corporation.

  59.
  Summit Research Corporation, an Alabama corporation.

  60.
  WFI NMC Corp., a Delaware corporation.

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  Exhibit 5.2
SCHEDULE A Guarantors